ANCHIN, BLOCK & ANCHIN LLP
                                              Accountants & Advisors
                                              1375 Broadway, New York, NY  10018
                                              (212) 840-3456
                                              www.anchin.com





CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the use in this Pre-effective Amendment No. 1 to Registration Statement No. 333-152795 of Robeco-Sage Multi-Strategy Institutional Fund, L.L.C. on Form N-2 of our report for Robeco-Sage Multi-Strategy Institutional Fund, L.L.C. dated December 8, 2008 and of our report for Robeco-Sage Multi-Strategy Fund, L.L.C. dated May 28, 2008. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.



                                             ANCHIN, BLOCK & ANCHIN, LLP



New York, New York
December 29, 2008